Exhibit 99.1
BroadSoft Signs Definitive Agreement To Acquire iLinc
Web collaboration technology provider will enhance BroadSoft’s cloud-based unified communications capabilities
GAITHERSBURG, MD, September 7, 2011 — BroadSoft, Inc. (NASDAQ: BSFT), the leading global provider of software that enables mobile, fixed-line and cable service providers to deliver real-time communications over their IP networks, today announced it has signed a definitive merger agreement to acquire all outstanding shares of Phoenix, Arizona-based iLinc Communications, Inc. in an all-cash transaction. The closing of the acquisition is subject to the satisfaction of various customary closing conditions.
iLincTM is a leading provider of web conferencing services for global businesses, governments and educational institutions. The firm’s Software-as-a-Service (SaaS)-based web collaboration tools enable organizations to efficiently and cost-effectively engage, learn and collaborate.
The acquisition of iLinc and its web collaboration SaaS offering will strengthen BroadSoft’s BroadCloud TM services capabilities that include high-definition (HD) video conferencing, consumer fixed-line SMS and network assessment and monitoring capabilities.
“Adoption of additional Unified Communications services, such as web collaboration, demonstrates the desire by enterprises for a broad range of communication applications,” said Michael Tessler, chief executive officer, BroadSoft. “We believe that by incorporating iLinc into our Unified Communications services offering we will help our service provider customers meet the communication needs of businesses of all sizes.”
“For more than a decade we have been offering an intuitive web conferencing solution to enterprises that service a variety of industries to meet their unique needs,” said James M. Powers, Jr., chairman, president & chief executive officer, iLinc Communications, Inc. “With BroadSoft’s market leadership position and strong international presence, we believe we are joining the right team to best serve our existing customers and drive significant adoption of our product.”
BroadSoft anticipates the acquisition will be non-dilutive to non-GAAP earnings per share through 2012.
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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “will,” “believe,” “anticipate” and other similar terms and phrases and include statements regarding BroadSoft’s ability to leverage the iLinc technology to enhance BroadSoft’s cloud-based Unified Communications capabilities and service provider offerings and the acquisition’s impact on BroadSoft’s non-GAAP earnings per share through 2012. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to BroadSoft’s ability to: incorporate iLinc’s technology, continue to service the customers acquired through the transaction at historical levels, extend iLinc services to additional customers, integrate and retain iLinc personnel and the risk that the transaction may not close as a result of the failure to meet closing conditions, as well as those factors contained in the “Risk Factors” section of BroadSoft’s Form 10-Q for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 8, 2011, and in BroadSoft’s other filings with the Securities and Exchange Commission. All information in this press release is as of September 7, 2011. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in its expectations.
About BroadSoft:
BroadSoft provides software that enables mobile, fixed-line and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company’s software, BroadWorks®, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.
BroadSoft and BroadWorks are registered trademarks of BroadSoft, Inc. All other names are trademarks of their respective owners.
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